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                                                                    EXHIBIT 10.8

                                    AGREEMENT


                  AGREEMENT made as of the 31st day of July, 1997, between DELTA AIR LINES, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), with its general offices located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and RONALD W. ALLEN, residing at 60 Finch Forest Trail, NW, Atlanta, Georgia 30327 (hereinafter referred to as "Executive").

                              W I T N E S S E T H:


                  WHEREAS, Executive is employed by the Corporation pursuant to an Employment Agreement dated July 29, 1987, as amended by Amendments to Employment Agreements dated: September 1, 1988, September 1, 1989, February 1, 1992, August 15, 1992, October 28, 1993 and August 16, 1996 (hereinafter referred to collectively as the "Employment Agreement"); and

                  WHEREAS, Executive will retire as Chairman of the Board, President and Chief Executive Officer of the Corporation, and on May 9, 1997 resigned as a Director of the Corporation and from all other official positions with the Corporation and its subsidiaries, effective July 31, 1997; and



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                  WHEREAS, the parties desire to supersede and replace the
Employment Agreement in connection with Executive's retirement from employment by the Corporation, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto hereby agree as follows:

                  1. Replacement of Employment Agreement.

                  Upon execution and delivery hereof by the parties, unless and until revoked as permitted by Section 14 hereof, this Agreement shall supersede and replace the Employment Agreement and the agreement in principle relating to Executive's retirement, dated as of May 9, 1997, between Executive and the Corporation (the "Agreement in Principle").

                  2. Retirement; Effective Date of Retirement.

Executive's retirement as Chairman of the Board, President and Chief Executive Officer of the Corporation, and resignation as a Director of the Corporation and from all other positions with the Corporation and its subsidiaries, will become effective at the close of business on July 31, 1997. Since submitting his resignation and until his retirement from employment with the Corporation is effective in accordance herewith, Executive has been receiving, and

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shall continue to be entitled to receive, salary payments at the same salary rate and on the same basis, and employment benefits and reimbursement of business expenses incurred through July 31, 1997 on the same basis, as in effect on May 9, 1997, including continued entitlement to the life insurance, survivor, medical and dental benefit coverage or benefits to which he was entitled on May 9, 1997 under the Corporation's employee benefit plans and programs.

                  3. Payments and Benefits to Be Provided Executive.

                  Upon his retirement in accordance with Section 2 hereof Executive shall be entitled to the following payments and benefits on the terms and conditions herein provided:

                  (a) The Corporation shall on the Payment Date (as hereinafter defined) make to Executive a lump-sum cash payment of $4,501,000 which amount represents (i) $701,000 in lieu of an award for fiscal year 1997 under the Corporation's Incentive Compensation Plan and (ii) a severance payment of $3,800,000. It is understood and agreed that Executive shall not be entitled to any other severance pay under any plan, policy or program of the Corporation or any of its subsidiaries in respect of Executive's retirement from the Corporation, or in respect of the Employment Agreement, or otherwise relating to the termination of his employment with the Corporation, and

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shall not be entitled to any award under any executive incentive program of the
Corporation in respect of fiscal 1997 or fiscal 1998.

                  (b) Executive's existing stock options covering a total of 298,000 shares of common stock of the Corporation, and his restricted stock award, each under the Corporation's 1989 Stock Incentive Plan (as amended through January 26, 1995) (the "Stock Incentive Plan") and the award agreements issued to Executive thereunder, as specified on Schedule 3B attached hereto, shall continue in accordance with their terms as applicable to Executive's retirement; provided, however, that for all purposes of the Stock Incentive Plan and the award agreements thereunder Executive's retirement in accordance with this Agreement shall be deemed retirement at Executive's normal retirement date (as defined under the Stock Incentive Plan and the award agreements), with the result that as of July 31, 1997 (i) the restrictions on Executive's restricted stock award shall lapse and his ownership of such stock will become nonforfeitable and (ii) Executive's rights in respect of his existing stock options will become nonforfeitable and shall expire on August 1, 2000, and the non-competition provisions applicable to option holders and holders of restricted stock under the Stock Incentive Plan and Executive's award agreements

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thereunder in the case of early retirement will be
inapplicable.

                  (c) On the terms and conditions herein provided, the Corporation shall pay Executive monthly supplemental retirement payments ("supplemental payments"), effective with the monthly period commencing as of August 1, 1997, in the amount of $25,754.04, which amount, when combined with the retirement payments that he is otherwise entitled to receive under the Corporation's existing qualified and non-qualified retirement plans (which plans are identified further on Schedule 3C hereof), will produce for Executive a total annual retirement payment at a rate of $765,600 per year, subject to the payments to third parties, offsets or other adjustments described in the next sentence and Section 8(b) hereof and subject to the forfeiture provisions hereinafter in this paragraph 3(c) provided. Executive's total annual retirement payment (after giving effect to the supplemental payments) of $765,600 is subject to reduction on account of (i) payments required to be made under any Qualified Domestic Relations Order, (ii) any social security benefits to which Executive is entitled and (iii) any applicable pre-retirement survivor election and similar adjustment that may be made in determining retirement payments under the Corporation's existing qualified and

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non-qualified retirement plans. The supplemental payments from the Corporation hereunder shall not be increased to counteract (or otherwise on account of) such payments, offsets or adjustments, which are intended to be given effect in determining Executive's total annual retirement payments, including the supplemental payments. Executive's right to the supplemental payments shall be in the nature of a single life annuity, payable for the remainder of Executive's life. Alternatively, Executive may elect in writing no later than the Payment Date to receive the supplemental payments in the form of a joint and 50% survivor benefit under which a reduced monthly benefit will be paid to the Executive for his lifetime and, upon his death, a monthly survivor benefit will be paid to his spouse for such spouse's lifetime equal to 50% of the monthly amount that would have been payable to the Executive, but for his death. The identity of the Executive's spouse for purposes of this joint and survivor annuity shall be fixed as of the date the supplemental payments begin and thereafter shall not be changed for any reason whatsoever. The actuarial factors used to determine the amount of Executive's joint and 50% survivor annuity shall be the same factors as are provided in the Corporation's qualified retirement plan for purposes of determining the amount of

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the joint and 50% survivor annuity provided to a terminated vested employee.
Except as otherwise provided by this paragraph 3(c), all of the terms of the Corporation's qualified retirement plan relating to the time and manner of payment of retirement benefits shall apply to the supplemental payments. Notwithstanding the foregoing provisions of this paragraph 3(c), the Corporation hereby waives any forfeiture of benefit provision that may be applicable to Executive under the terms of the Corporation's non-qualified retirement plans, but, in lieu thereof, the Corporation's payment of retirement benefits under the Corporation's 1991 Excess Benefit Plan and Supplemental Excess Benefit Plan and of the supplemental payments shall be subject to Executive's compliance with the obligations on Executive's part contained in
Section 7 hereof until August 1, 1999, such that Executive shall not be entitled to any such payment, commencing with the month subsequent to the month in which Executive first breaches such restriction and continuing for so long as Executive does not comply with such restriction (but not after August 1, 1999), and there shall be no obligation of Executive to return any such payment received before he ceased to comply with such obligations. It is understood and agreed that the monthly retirement payment subject to forfeiture under the

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immediately preceding sentence shall be $58,597.36, subject to adjustments to account for any changes after the date hereof in required payments to third parties, the offset for social security benefits and any similar adjustments.

                  (d) The Corporation shall, in a manner determined by it, provide Executive and eligible members of his family, commencing as of August 1, 1997, with life insurance, survivor, medical and dental benefit coverage or benefits on terms substantially equivalent to those to which he and the eligible members of his family, respectively, would have been entitled under the Corporation's existing benefits plans and programs had he been age 65 or older upon retiring. These benefit plans and programs are identified on
Schedule 3D attached hereto. With respect to the provision of such medical and dental benefit coverage, the Corporation shall make a lump-sum cash payment to Executive on the Payment Date of $85,515, representing the present value of the monthly premiums chargeable to Executive for such coverage with respect to the period prior to Executive attaining age 65 and Executive shall be responsible to pay all applicable premiums under the Corporation's Family-Care Medical Plan (as the same may be amended or replaced) to keep such coverage in effect. If Executive fails to pay such premiums, the Corporation shall have no further

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obligation with respect to providing such coverage. Notwithstanding the foregoing provisions of this paragraph 3(d), for purposes of determining the survivor benefits applicable to eligible survivors under the Corporation's Family-Care Disability and Survivorship Plan, Executive's monthly final average earnings as calculated for purposes of such plan shall be deemed to be $106,333.33.

                  (e) As soon as practicable after the Payment Date, the Corporation shall deliver to Executive ownership of the car owned by the Corporation which Executive currently uses.

                  (f) Unless and until Executive provides any management or executive services (whether as a consultant, advisor, officer or director) to any company that is at the time he commences providing such services in direct and substantial competition with the Corporation, Executive (i) upon his retirement will be elected and continue on a life-time basis as an Advisory Director of the Corporation (which will entitle him to a $25,000 a year fee and such other benefits as are from time to time generally provided to Advisory Directors, including, to the extent so generally provided, "positive space" flight benefits), (ii) will be provided such additional "positive space" flight benefits (if any and without duplication to those which he receives

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as an Advisory Director as provided above), for the benefit of Executive and members of his family, as are generally provided by the Corporation from time to time to its former chief executive officer and/or former executive vice presidents and members of their families, respectively, upon the normal retirement thereof, and (iii) until the tenth anniversary of this Agreement will be provided, (A) at the Corporation's arrangement and expense, the office space provided for by the lease attached hereto as Schedule 3F or, in the event such lease is terminated prior to the end of such ten-year period (other than by reason of actions of Executive), comparable office space reasonably acceptable to Executive and the Corporation for the balance of such ten-year period, and associated office equipment and furnishings, (B) full-time secretarial support, through Delta Staffing Services, Inc. or another staffing agency, reasonably acceptable to Executive, (C) payment by the Corporation of the dues regularly payable by Executive as a member of the Commerce Club of Atlanta, and (D) use of the East Lake Golf Club pursuant to the Corporation's membership as long as the Corporation maintains that membership during such ten-year period (provided, however, that Executive will not continue as one of the Corporation's representative

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members after his retirement pursuant hereto and shall pay the fees and charges resulting from his use).

                  (g) Except as provided by the foregoing paragraphs (a) through (f) of this Section 3, it is agreed that upon his retirement in accordance with Section 2 hereof Executive shall be entitled to no other payment, benefits or perquisites from the Corporation or any of its subsidiaries on account of his former employment by, or his retirement from, the Corporation and its subsidiaries, other than those benefits described in
Schedule 3G hereof (but Executive shall be entitled to the consulting payments provided by Section 6 hereof in accordance with the terms thereof) and except that Executive shall be entitled to indemnification from the Corporation in respect of his service as an officer and director of the Corporation or its subsidiaries as provided in the Corporation's certificate of incorporation and by-laws.

                  (h) For purposes of this Agreement, "Payment Date" shall mean the business day next following the seventh day after the date on which this Agreement has been executed and delivered by both parties hereto, provided that Executive has not revoked this Agreement within such seven day period as permitted by Section 14 hereof.

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                  (i) For purposes of this Agreement, payment from a trust
(qualified or nonqualified) established by the Corporation shall be considered as payment from the Corporation.

                  4. Publicity.

                  (a) Neither Executive nor the Corporation (including, without limitation, any member of the Board) shall comment on the circumstances surrounding Executive's resignation from the Corporation beyond the substance of the comments contained in the public press release annexed hereto issued on May 12, 1997, except as otherwise required by applicable law.

                  (b) The Corporation (including, without limitation, any member of the Board) shall not knowingly make any statement, written or oral, or take any other action relating to the circumstances surrounding Executive's retirement or relating to his performance as a senior executive of the Corporation that would tend to disparage either his personal or business reputation. Executive shall not knowingly make any statement, written or oral, or take any other action relating to the Corporation or its directors or officers that would tend to disparage the Corporation's business or the personal or business reputation of such individuals.

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                  (c) Paragraphs 4(a) and 4(b) hereof are essential elements of the parties' agreement as expressed herein, and the agreement of the Corporation (including, without limitation, any member of the Board), on the one hand, or of Executive, on the other hand, under paragraphs 4(a) and 4(b) hereof is a material inducement for the other party to enter into this agreement and the breach thereof would be a material breach of this Agreement.

                  5. Cooperation. Executive agrees that notwithstanding his retirement in accordance with Section 2 hereof he shall, from and after the date hereof, without any additional cost to the Corporation except for reimbursement of his direct out-of-pocket expenses reasonably incurred: (i) cooperate and consult with the Corporation and its subsidiaries, and advise the Corporation and its subsidiaries, with respect to any pending or threatened litigation or investigation to which the Corporation or a subsidiary of the Corporation may become party or subject arising out of activities in which he was involved (or of which he has any knowledge) during his employment with the Corporation, (ii) appear, if requested upon reasonable notice, in court proceedings relating thereto to assist the Corporation and its subsidiaries, and (iii) in his activities in connection with any such dispute or litiga-

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tion, use his good faith efforts to protect the Corporation's interest.

                  6.  Consultancy.

                  (a) Commencing August 1, 1997, Executive shall, upon reasonable request of the Corporation, at any time during the following seven years (through July 31, 2004), provide his services to the Corporation as a consultant, and receive payments at an annual rate of $500,000 for such consulting services rendered and his availability to provide such services, payable quarterly in advance commencing as of the Payment Date. Executive may be asked to provide his consulting services to the Corporation with respect to any matter within the general area of Executive's expertise as developed during his employment with the Corporation that may from time to time arise during the consulting period but Executive shall be required to act only in an advisory capacity to the officers of the Corporation; it being understood that such services shall include initially consultation on transitional matters. It is, however, understood and agreed that Executive shall not be called upon to devote a major portion of his business time to the performance of services as a consultant to the Corporation and that Executive shall only be required to perform his consulting services at such times, and at such places and

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for such periods, as will result in the least inconvenience to Executive in relation to such other commitments as he may have from time to time (including, without limitation, any full-time employment). It is further understood and agreed that Executive may provide his consulting services in person at the office to be provided to him by the Corporation as required by Section 3(f) hereof or at other locations reasonably requested by the Corporation or by correspondence or telecommunications from his residence or elsewhere as Executive may determine. Regardless of how performed, all of Executive's consulting services shall be provided to the best of his ability. Executive's obligation to render consulting services to the Corporation pursuant hereto shall be suspended (but not his right to receive the consulting payments provided hereby) for such periods during which Executive may be physically or mentally incapacitated. In the event of Executive's death before the end of the period during which he is to provide consulting services to the Corporation pursuant hereto (assuming none of the contingencies referred to in the penultimate sentence of this paragraph 6(a) has occurred), the consulting payments to which Executive is entitled pursuant to this Section 6 shall be payable to such beneficiary or beneficiaries as may be designated by Executive in a written designation received

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by the Corporation or, if no such designation is received by the Corporation or any previous designation is revoked in writing and such revocation is received by the Corporation prior to Executive's death, to Executive's estate, in either such case on such periodic basis as may be convenient to the Corporation (but not less often than monthly). Executive shall be reimbursed by the Corporation for his reasonable out-of-pocket business expenses incurred in connection with the performance of his consultancy services for the Corporation, upon receipt by the Corporation of reasonable evidence thereof, provided that such expenses were incurred with the prior, written authorization of the Corporation. Notwithstanding the foregoing provisions of this paragraph 6(a), the Corporation's obligation to make consulting payments to Executive is contingent upon (i) Executive not having breached his duty to provide consulting services as provided by this paragraph 6(a) or his confidentiality, non-competition and non-solicitation obligations as provided by Section 7 hereof and (ii) Executive not having provided management or executive services (whether as a consultant, adviser, officer, or director) to any company (whether or not referred to in paragraph 7(b)(ii) hereof) which is in direct and substantial competition with the air transportation business of the Corporation

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and its subsidiaries as that business is conducted on July 31, 1997, without the prior, express, written consent of the Corporation; provided, however, that the provisions of clause (ii) of this sentence shall not prevent Executive from owning any debt securities of, or less than 5% of any class of equity security of, any company if such security is registered under Section 12 of the Securities Exchange Act of 1934, as amended. In view of the worldwide air transportation business of the Corporation and the detailed involvement of Executive in all aspects of that worldwide business, it is understood and agreed that the restrictions agreed to in clause (ii) of the immediately preceding sentence are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interests of the Corporation.

                  (b) The period during which Executive shall provide consulting services to the Corporation as provided by paragraph 6(a) hereof shall be automatically extended, beginning August 1, 2004, for an additional year (until July 31, 2005), even in the event of Executive's incapacity or death prior thereto, and Executive (or his beneficiaries

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or estate, as the case may be) accordingly shall be entitled to receive on the terms and subject to the conditions therein provided additional consulting payments in respect of such year at an annual rate of $500,000, in quarterly installments, payable in advance, unless Executive at any time during the previous seven-year period has provided management or executive services (as an employee, consultant, advisor, officer or director or in any other capacity) for compensation either (i) to a non-governmental third party (whether or not a competitor of the Corporation) or (ii) to a governmental entity (other than on a part-time, consulting basis), unless Executive has provided such services with the prior, express, written consent of the Corporation; provided, however, that, notwithstanding the foregoing provisions of this sentence, Executive may provide his services (i) as a non-officer director of any company that does not directly or indirectly conduct business which is in direct and substantial competition with the air transportation business of the Corporation as that business is conducted on July 31, 1997 or (ii) to a business owned by Executive and/or his family which is not in direct and substantial competition with the air transportation business of the Corporation as that business is conducted on July 31, 1997.

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                  7.  Confidentiality; Non-Competition; Non-Solicitation.

                  (a) Acknowledgements. Executive acknowledges that the Corporation has separately bargained for and paid additional consideration for the restrictive covenants provided for herein, and that the Corporation will provide certain benefits to Executive hereunder in reliance upon such covenants, in view of the unique and essential nature of the services Executive has performed on behalf of the Corporation, the unique and strategically critical knowledge and information Executive has accumulated during his service to the Corporation, and the irreparable injury that would befall the Corporation should Executive breach such covenants. Executive's services have been of a special, unique and extraordinary character, and his position with the Corporation has placed him in a position of confidence and trust with employees of the Corporation and its subsidiaries and with the Corporation's other constituencies and has allowed him access to confidential and proprietary information concerning the Corporation and its subsidiaries. Moreover, the business of the Corporation under the leadership of Executive has expanded into and now includes air transportation services to and from major markets throughout the world. All such markets are either now

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actively served by the Corporation or are under active and ongoing study with respect to possible expansion, an ongoing process of expansion in which Executive was thoroughly and intimately involved. Accordingly, the types, periods and geographic scope of the restrictions imposed by the covenants in this Section 7 are fair and reasonable in light of Executive's positions as recited above and the character of Executive's services, and such restrictions will not prevent Executive from earning a livelihood, especially in view of the substantial compensation to be paid hereunder for these covenants.

                  (b) Covenants. Having acknowledged the foregoing, Executive covenants and agrees with the Corporation as follows:

                      (i)   Commencing upon Executive's retirement
pursuant to Section 2 hereof and continuing until August 1, 2004 or, if the term of Executive's consulting services to the Corporation pursuant to Section 6 hereof is extended as provided in paragraph 6(b) hereof, until August 1, 2005, Executive, without the express written consent of the Corporation, will not divulge, furnish or make accessible to anyone any Confidential Information (as hereinafter provided) with respect to any aspect of the business of the Corporation or any of its subsidiary or

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affiliated companies (including, without limitation, information concerning employees, suppliers or competitors of the Corporation obtained by Executive in the course of providing his duties to the Corporation), or any other information obtained by Executive in the course of his employment under a duty of confidentiality (applicable either to Executive or the Corporation or both). For purposes of this Agreement, the term "Confidential Information" means any and all data and information relating to the air transportation business of the Corporation that has been disclosed to Executive (or that will be disclosed hereafter pursuant to the consulting provisions hereof) or of which Executive became or becomes aware as a consequence of or through his relationship with the Corporation, and that has economic value to the Corporation and is not generally known by its competitors, including, without limitation, information relating to the Corporation's financial affairs, products, services, customers, employees or employees' compensation, research, purchasing, accounting, marketing, fleet plan, strategic plans, operation or global and other alliances. Confidential Information shall also include information that constitutes a trade secret. Notwithstanding the foregoing, no information will be deemed to be Confidential Information

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unless such information is treated by the Corporation as confidential and shall not include any data or information that has been voluntarily disclosed to the public by the Corporation (except where such public disclosure has been made without authorization by the Corporation), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The restrictions on disclosure imposed by this provision shall not apply with respect to any statement or testimony required to be made by Executive pursuant to subpoena or other legal requirement, but Executive shall advise the Corporation of any legal process reasonably likely to require the disclosure of any such information so as to permit the Corporation to seek an appropriate protective order or other protection of the confidentiality thereof and shall cooperate with the Corporation in respect to any such legal proceedings as provided by Section 5 hereof.

                  (ii) Commencing upon Executive's retirement pursuant to
Section 2 hereof and continuing until August 1, 2000, Executive shall not, directly or indirectly, provide management or executive services (whether as a consultant, adviser, officer or director) to any of the following companies or their majority-owned subsidiaries or affiliates

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(or any successor to the air transportation business thereof): AMR Corporation,
Continental Airlines, Inc., Northwest Airlines Corporation, Southwest Airlines Co., Trans World Airlines, Inc., UAL Corporation and US Airways Group, Inc.; it being understood that each of the foregoing companies or their majority-owned subsidiaries or affiliates participates in the air transportation business in direct and substantial competition with the Corporation; provided, however, that the provisions of this paragraph 7(b)(ii) shall not prevent Executive from owning any debt securities of, or less than 5% of any class of equity security of, any such company if such security is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                  (iii) Commencing with Executive's retirement pursuant to
Section 2 hereof and continuing until August 1, 2004 or, if the term of Executive's consulting services to the Corporation pursuant to Section 6 hereof is extended as provided in paragraph 6(b) hereof, until August 1, 2005, Executive shall not solicit or advise any person who is at the time an employee of the Corporation or any of its subsidiaries at the management or executive level to accept employment with or to provide his services to any other company or enterprise (including, without limitation, any non-profit or governmental enterprise or body).

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                  (c) In addition to any other remedies that may be available to the Corporation under applicable law, in the event of a breach by Executive of any of his obligations under paragraphs 7(b)(i), 7(b)(ii) or 7(b)(iii) hereof, the Corporation shall be entitled to injunctive and other equitable relief to restrain any future breach of such obligations and to remedy the consequences of a breach. The right of the Corporation, as stated in the last sentence of paragraph 3(c) and the penultimate sentence of paragraph 6(a) hereof, to cease making payments to Executive under such paragraphs in the event of a breach of Executive's obligations under paragraphs 7(b)(i), 7(b)(ii) or 7(b)(iii) hereof shall not be exclusive of any other right or remedy to which the Corporation shall be entitled under applicable law in respect of any breach by Executive of any of his obligations under this Agreement.

                  8. Withholding Taxes; Third-Party Payees.

                  (a) Notwithstanding any other provision of this Agreement, the Corporation may withhold from any and all payments required to be made to Executive pursuant to this Agreement, all federal, state, local and/or other taxes which the Corporation determines in good faith are required to be withheld in accordance with the applicable statutes and/or regulations from time to time in effect. Upon his

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retirement, Executive's relationship with the Corporation shall be as an independent contractor and Executive shall be responsible for any taxes applicable to payments and benefits provided to him hereunder, except for withholding required by law.

                  (b) Notwithstanding any other provision of this Agreement, the payments to be made by the Corporation pursuant hereto may be made to such other person as shall be entitled to receive such payments pursuant to any applicable law or court order (including, without limitation, any Qualified Domestic Relations Order) and such third party payment shall for purposes hereof be deemed a payment to Executive.

                  9. Transitional Matters; Relationship After Retirement.

                  Prior to July 31, 1997, Executive will carry out his duties in good faith and cooperate with the Corporation and its Board in all transitional matters. After July 31, 1997, Executive shall no longer occupy any official position with the Corporation or any of its subsidiaries (other than as an Advisory Director of the Corporation as provided in Section 3 hereof) and he shall represent the Corporation only as specifically provided in this Agreement or as specifically requested in writing by the Board. Except as specifically provided herein, the

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Corporation shall have no responsibility for expenses, fees or obligations incurred by the Executive for any activities occurring after July 31, 1997.

                  10. Mutual Releases.

                  The parties hereto hereby release and forever discharge each other (and in the case of the Corporation the subsidiaries thereof and the past and present directors, officers, employees and agents of the Corporation and its subsidiaries) from any and all claims, liabilities, obligations or causes of action, existing as of the date hereof, known or unknown and whether or not accrued or matured, arising out of or relating to Executive's retirement from the Corporation, or his employment by the Corporation or his services as a director or officer of the Corporation or its subsidiaries, or otherwise relating to the termination of such employment or services as provided herein, including but not limited to any claim against the Corporation based on, relating to or arising under wrongful discharge, breach of contract, tort, fraud, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, the Age Discrimination in Employment Act, Americans with Disabilities Act, Employee Retirement Income Security Act of 1974, as amended, or any other federal, state or local law relating to employment or discrimination

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in employment, or otherwise, but such general release will not limit either (i)
the rights or obligations under this Agreement of the Corporation (including, without limitation, the members of the Board) or Executive or (ii) Executive's rights to indemnification from the Corporation in respect of his services as an officer or director of the Corporation or any of its subsidiaries as provided by law or the certificates of incorporation or bylaws (or like constitutive documents) of the Corporation or any subsidiary thereof.

                  11. Entire Agreement.

                  This Agreement sets forth the entire understanding or agreement of the parties hereto and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. The obligation of Executive hereunder to provide his services to the Corporation is personal to Executive and may not be assigned. All of the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of Executive and the successors and assigns of the Corporation.

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

                  12. Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if personally delivered to or (except in the case of the notice referred to in Section 14 hereof) five days after having been mailed, postage prepaid, by certified or registered mail, return receipt requested, to the party at its or his address as set forth at the beginning hereof (in the case of the Corporation, marked to the attention of the Secretary) or to such other address as the party may designate by notice given in conformity with the foregoing.

                  13. Governing Law.

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles, policies or provisions thereof concerning conflict or choice of laws.

                  14. Executive's Acknowledgments; Review and Revocation Rights.

                  Executive acknowledges that before entering into this Agreement he has had the opportunity to consult with any attorney or other advisor of his choice, and has done so, and has not relied in connection herewith on legal counsel for the Corporation. Executive acknowledges that he has entered into this Agreement of his own free will, that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the terms expressly set forth herein, that he has been provided up to 21 days to consider, sign and return this Agreement and that, after signing and returning it, he may nevertheless revoke this Agreement by delivering a signed revocation notice to the Corporation (addressed as provided in Section 12 hereof) within seven days after he executes and delivers to the Corporation this Agreement. Upon timely delivery of such a revocation notice by Executive, this Agreement shall cease to be of any force and effect as to either party as of the time of the execution and delivery thereof.

                  15. Attorney's Fees.

                  As soon as practicable after the Payment Date, the Corporation shall pay Executive's legal counsel, Dow, Lohnes & Albertson PLC, its reasonable fees and expenses for its services in connection with the preparation of the Agreement in Principle and this Agreement.

                  16. Authorization By The Corporation.

                  The Corporation represents and warrants to Executive that (i) it has the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Corporation; and (iii) this Agreement is a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally.

                  17. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its corporate name by a director thereof thereunto duly authorized, and Executive has hereunto set his hand, as of the day and year first above written.

                                            DELTA AIR LINES, INC.

                                            By: /s/ Gerald Grinstein
                                               ---------------------------------
                                               Gerald Grinstein,
                                               CHAIRMAN, PERSONNEL,
                                                 COMPENSATION &
                                                 NOMINATING COMMITTEE OF
                                                 THE BOARD OF DIRECTORS

                                            /s/ Ronald W. Allen
                                            ------------------------------------
                                            RONALD W. ALLEN

                                            Date Signed: August 14, 1997
                                                         ----------------------

                                   -----------
                                   SCHEDULE 3B
                                   -----------


1.        OUTSTANDING NONQUALIFIED STOCK OPTIONS AS OF JULY 22, 1997
          ----------------------------------------------------------


------------------------------------------------------------------------------------------------
                               NO. OF SHARES OF                                  LAST DAY TO
                                 COMMON STOCK            OPTION PRICE          EXERCISE STOCK
          DATE OF GRANT     SUBJECT TO STOCK OPTION                                OPTION
------------------------------------------------------------------------------------------------
January 27, 1994                    89,000                  $54.375             July 31, 2000
------------------------------------------------------------------------------------------------
January 26, 1995                    89,000                  $52.000             July 31, 2000
------------------------------------------------------------------------------------------------
January 25, 1996                    66,000                  $71.000             July 31, 2000
------------------------------------------------------------------------------------------------
January 23, 1997                    54,000                  $82.375             July 31, 2000
------------------------------------------------------------------------------------------------
                                   298,000
------------------------------------------------------------------------------------------------

2.        RESTRICTED STOCK AWARD
          ----------------------

------------------------------------------------------------------------------
                     Date of Grant            No. of Shares Granted
------------------------------------------------------------------------------
                   January 26, 1995                  7,500*
------------------------------------------------------------------------------


*  plus 50.47 shares from reinvested dividends as of June 30, 1997

                                   SCHEDULE 3C

         DELTA'S EXISTING QUALIFIED AND NONQUALIFIED RETIREMENT PLANS
                     (All AS AMENDED THROUGH JULY 31, 1997)
          ------------------------------------------------------------

1.        Delta Family-Care Retirement Plan.

2.        1991 Delta Excess Benefit Plan.

3.        Delta Supplemental Excess Benefit Plan.

4. Excess Benefit Agreement executed in conjunction with the 1991 Delta Excess Benefit Plan and the Delta Supplemental Excess Benefit Plan.

                                   SCHEDULE 3D

              LIFE INSURANCE, SURVIVOR, MEDICAL AND DENTAL BENEFITS
              -----------------------------------------------------

1.        Delta Family-Care Disability and Survivorship Plan.

2.        Delta Family-Care Medical Plan.

3.        Officers Life Insurance Program.

4.        $40,000 Supplemental Lump Sum Death Benefit.

5.        Delta Supplemental Excess Benefit Plan.

6. Excess Benefit Agreement executed in conjunction with the 1991 Delta Excess Benefit Plan and the Delta Supplemental Excess Benefit Plan.

7.        1991 Delta Excess Benefit Plan.

                                                                     SCHEDULE 3F
                                                                     -----------





                        THE MONARCH TOWER OFFICE BUILDING
                            3424 Peachtree Road, N.E.
                             Atlanta, Georgia 30326


                                 LEASE AGREEMENT
                                 by and between

                     KNICKERBOCKER MONARCH ASSOCIATES, L.P.

                                  ("Landlord")

                                       and

                              DELTA AIR LINES, INC.

                                   ("Tenant")

                                      dated

                                  July __, 1997

                                       for

                                Suite Number 1745

                                   containing

                    2,090 square feet of Rentable Floor Area

                                Term: 120 months

                                TABLE OF CONTENTS

                                                                         PAGE

 1.            Certain Definitions.......................................  1
 2.            Lease of Premises.........................................  1
 3.            Term......................................................  2
 4.            Possession................................................  2
 5.            Rental Payments...........................................  2
 6.            Base Rental...............................................  2
 7.            Rental Adjustment.........................................  2
 8.            Additional Rental.........................................  3
 9.            Operating Expenses........................................  3
10.            Tenant Taxes..............................................  5
11.            Payments..................................................  5
12.            Late Charges..............................................  5
13.            Use Rules.................................................  5
14.            Alterations...............................................  5
15.            Repairs...................................................  6
16.            Landlord's Right of Entry.................................  6
17.            Insurance.................................................  6
18.            Waiver of Subrogation.....................................  6
19.            Default...................................................  6
20.            Waiver of Breach..........................................  7
21.            Assignment and Subletting.................................  7
22.            Destruction...............................................  8
23.            Landlord's Lien...........................................  8
24.            Services by Landlord......................................  9
25.            Attorneys' Fees and Homestead.............................  9
26.            Time......................................................  9
27.            Subordination and Attornment..............................  9
28.            Estoppel Certificates.....................................  9
29.            No Estate.................................................  9
30.            Cumulative Rights......................................... 10
31.            Holding Over.............................................. 10
32.            Surrender of Premises..................................... 10
33.            Notices................................................... 10
34.            Damage or Theft of Personal Property...................... 10
35.            Eminent Domain............................................ 10
36.            Parties................................................... 11
37.            Liability of Tenant....................................... 11
38.            Relocation of the Premises................................ 11
39.            Force Majeure............................................. 11
40.            Landlord's Liability...................................... 11
41.            Landlord's Covenant of Quiet Enjoyment.................... 11
42.            Security Deposits......................................... 12
43.            Hazardous Substances...................................... 12
44.            Submission of Lease....................................... 12
45.            Severability.............................................. 12
46.            Entire Agreement.......................................... 12
47.            Headings.................................................. 12
48.            Broker.................................................... 12
49.            Governing Law............................................. 13
50.            Authority................................................. 13
51.            Joint and Several Liability............................... 13
52.            Special Stipulations...................................... 13

               Rules and Regulations
               Exhibit "A" - Legal Description
               Exhibit "B" - Floor Plan
               Exhibit "C" - Supplemental Notice
               Exhibit "D" - Landlord's Construction
               Exhibit "E" - Building Standard Services
               Exhibit "F" - Guaranty
               Exhibit "G" - Special Stipulations

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT ("Lease") is made and entered into this ___ day of July, 1997, by and between Landlord and Tenant.

                              W I T N E S S E T H:
                              -------------------

     1. CERTAIN DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

           (a)    LANDLORD:  KNICKERBOCKER MONARCH ASSOCIATES, L.P.

           (b)    LANDLORD'S ADDRESS:

                  ERE Yarmouth
                  3424 Peachtree Road
                  Suite 800
                  Atlanta, Georgia  30326

           (c)    TENANT:  DELTA AIR LINES, INC.

           (d)    TENANT'S ADDRESS:

                  -----------------------------------
                  ------------------------------------
                  ------------------------------------
                  ------------------------------------

           (e)    BUILDING ADDRESS:

                  3424 Peachtree Road, N.E.
                  Atlanta, Georgia  30326

           (f)    SUITE NUMBER:  1745

           (g)    RENTABLE FLOOR AREA OF DEMISED PREMISES:

                  2,090 square feet. Landlord and Tenant agree that when the tenant improvements to the Demised Premises are completed, Landlord or Tenant may have the same remeasured by a firm reasonably acceptable to Landlord. If the measurement proves the Demised Premises contain more or less than 2,090 rentable square feet, Landlord and Tenant agree to modify this Lease to reflect the accurate amount of rentable square feet and correct the associated calculations hereunder which are based on rentable square feet provided that such remeasurement shall not affect or impact the conversion factor used to calculate usable square feet within the Demised Premises or the Building.

           (h)    RENTABLE FLOOR AREA OF BUILDING:

                  Approximately 521,408 rentable square feet, subject to final determination by Landlord.

           (i)    LEASE TERM:  120 months.

           (j) BASE RENTAL RATE: $32.50 per square foot of Rentable Floor Area of Demised Premises per year for years 1-5. $37.50 per square foot of Rentable Floor Area of Demised Premises per year for years 6-10.

           (k) RENTAL COMMENCEMENT DATE: The earlier of (x) September 1, 1997, or (y) the date upon which Tenant takes possession and occupies the Demised Premises; provided that if the Demised Premises are not ready for occupancy on the date set forth in (x) above due to delays not caused by Tenant or its employees, agents or contractors, then the date set forth in (x) above shall be postponed to the date on which the Demised Premises are ready for occupancy.

           (l)    TENANT IMPROVEMENT ALLOWANCE:  $62,700.00.

           (m)    SECURITY DEPOSITS:

                  (i)   $5,660.42 [Article 42(a)].
                  (ii)  $0  [Article 42(b)].

           (n)    BROKER(S):       NONE         [NONE, if no name is inserted.]

     2. LEASE OF PREMISES. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (the "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or cross- hatched on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The

"Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

     3. TERM. The term of this Lease (the "Lease Term") shall commence on the date first hereinabove set forth (the "Term Commencement Date"), and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date, Landlord or Landlord's agent shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

     4. POSSESSION. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

     5.  RENTAL PAYMENTS.

         (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the Term "Rent" shall mean the Base Rental, Rental Adjustment, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental, together with Tenant's Forecast Additional Rental, shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

         (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on a day other than the first day of a calendar year, or if this Lease expires or is terminated on a day other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement
Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

     6. BASE RENTAL. From and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the Demised Premises as set forth in Article 1(g) above.


     7.  RENTAL ADJUSTMENT.

           (a) Tenant shall pay to Landlord as additional rental a rental adjustment (the "Rental Adjustment") which shall be determined as of the first anniversary of the Rental Commencement Date and as of each January 1 thereafter during the Lease Term in the manner hereinafter provided (each such date being hereinafter in this Article 7 called an "Adjustment Date", and each period of time from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called an "Adjustment Period"). Each such Rental Adjustment shall be payable in monthly installments in advance on the first day of every such calendar month during the Adjustment Period for which such Rental Adjustment was determined. A prorated monthly installment, based on the number of days in the partial month, shall be paid for any fraction of a month if the Rental Commencement Date falls on any day other than the first day of a calendar month, or if the Lease Term is terminated or expires on any other day than the last day of a calendar month. Landlord shall use reasonable efforts to notify Tenant in writing of the monthly amount of the Rental Adjustment for each Adjustment Period at least ten (10) days prior to the date on which the first installment of such Rental Adjustment is due and payable, or as soon thereafter as is practicable. Failure by Landlord to notify Tenant of the monthly amount of such Rental Adjustment shall not prejudice Landlord's right to collect the full amount of such Rental Adjustment, nor shall Landlord be deemed to have forfeited or surrendered its rights to collect such Rental Adjustment which may have become due pursuant to this Article 7, and Tenant agrees to pay upon demand all accrued but unpaid Rental Adjustment.

           (b) For each Adjustment Period, each monthly installment of the Rental Adjustment shall be an amount equal to one-twelfth (1/12th) of the product of: (i) the annual Base Rental set forth in Article 6 hereof, multiplied by (ii) the "percentage increase" (as hereinafter defined), if any, in the "Index" (as hereinafter defined), as such percentage increase is determined with respect to the Adjustment Date beginning such Adjustment Period.

           (c) For purposes of Articles 7(a) and (b) above, the "percentage increase," if any, in the Index for each Adjustment Date shall mean and equal the quotient (expressed as a decimal) determined by dividing (i) the difference obtained by subtracting the Index for the calendar month in which the Rental Commencement Date falls from the Index for the calendar month of October immediately preceding the Adjustment Date in question [if the difference so obtained is negative, then this factor (i) shall be deemed to be zero], by (ii) the Index for the calendar month in which the Rental Commencement Date falls.

         (d) The term "Index" as used in Articles 7(b) and (c) above shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

         (e) Nothing contained in this Article 7 shall be construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article 6 of this Lease. Notwithstanding anything contained in this Lease to the contrary, it is agreed that (i) the Rental Adjustment for any given Adjustment Period shall not be less than the Rental Adjustment for the immediately preceding Adjustment Period, and (ii) Tenant's payments pursuant to this Article 7 shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant.

     8.  ADDITIONAL RENTAL.

         (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for each calendar year or portion thereof during the Lease Term. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year then at hand will vary from Landlord's estimate, Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the first day of January immediately following the expiration of the Base Year, and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions or renewals thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

         (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) during the Lease Term the excess of (x) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises, over (y) the Base Operating Expenses (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises. As used herein, "Operating Expense Amount" shall mean the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount is calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. As used herein, the term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year (as hereinafter defined) as if the Building was ninety-five percent (95%) occupied throughout the Base Year, divided by ninety-five (95%) of the number of square feet of Rentable Floor Area of the Building. If the Building was not ninety-five percent (95%) occupied throughout the Base Year, then the Base Operating Expenses shall be an amount which fairly reflects what the Operating Expenses would have been in the Base Year had the Building been ninety-five percent (95%) occupied throughout the Base Year, as determined by Landlord in its reasonable opinion. As used herein, "Base Year" shall mean calendar year 1997.

         (c) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by an authorized representative of Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against the Forecast Additional Rental next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default, such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

         (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within ninety (90) days after the Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

     9.  OPERATING EXPENSES.

         (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including, but not limited to, the following:

             (1) wages, salaries and other costs of all on-site and off-site employees engaged either in full or part time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing services;

             (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

             (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

             (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

             (5) the cost of inspections, repairs and general maintenance of the Project;

             (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the costs of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

             (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

             (8) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

             (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

             (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of monitoring and contesting any of the same), including business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed building standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

             (11) the cost of operating the management office for the Project, including cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges) of the cost of capital investment equipment; and

             (12) management fees.

          Tenant acknowledges that the Project is part of a development, which will or may include other improvements and that certain of the costs of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two or more of the improvements in the development (including the Project). The determination of such costs and their allocation shall be made by Landlord in its sole but reasonable discretion. In addition, Landlord reserves the right to recompute and adjust the base year of any component of Operating Expenses at any time during the Lease Term as a result of any reallocation within the Project. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some costs, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and share by the Project in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its right to use other portions of the development of which the Project is a part are those available to the general public and that this Lease does not grant to Tenant additional rights of use.

         (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

              (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

              (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space.

              (3) the cost of correcting defects in construction;

              (4) compensation paid to officers and executives of Landlord (but it is understood that the on-site general manager and other on-site employees below the grade of general manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under
     Article 9[a][1] above);

              (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to the provisions similar to Articles 8 and 9 hereof;

              (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

              (7) the cost of repairs incurred by reason of fire or other casualty;

              (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

              (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

              (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

              (11) any advertising expenses incurred in connection with the marketing of any rentable space;

              (12) rental payments for base building equipment such as HVAC equipment and elevators;

              (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent that such maintenance and repairs are made at no cost to the Landlord; and

              (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease.

         10. TENANT TAXES. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

         11. PAYMENTS. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payment shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on amount due.

         12. LATE CHARGES. Any rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. Notwithstanding anything to the contrary contained in this Lease, in no event shall the rate of interest payable on any amount due under this Lease exceed the legal limits for such interest enforceable under applicable law.

         13. USE RULES. The Demised Premises shall be used for executive, general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including Federal, State, county and municipal authorities), now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Demised Premises, and of all insurance bodies applicable to the Demised Premises or to the Tenant's use or occupancy thereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it my reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project.

         14. ALTERATIONS. Except for any initial improvement of the Demised pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any party thereof, or any fixtures or equipment thereto, without first obtaining Landlord's written consent. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities. Landlord's consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within ten (10) days after receipt of a statement. All such alterations, additions, and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

         15. REPAIRS.

             (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

             (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

         16. LANDLORD'S RIGHT OF ENTRY. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on, in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

         17. INSURANCE. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis insuring the full replacement cost of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Tenant Improvement Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, written on an occurrence basis and insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. All insurance policies procured and maintained by Tenant pursuant to this
Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

         18. WAIVER OF SUBROGATION. Landlord and Tenant shall each have included in all policies of commercial property insurance, commercial general liability insurance, and business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or, in the event of self-insurance or a failure to insure, would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

         19. DEFAULT.

             (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof and such failure shall continue for five (5) days after written notice of such failure or payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any calendar year of the Lease Term, and an event of default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any calendar of the Lease Term; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;
(vi) Tenant shall abandon or vacate all or any portion of the Demised Premises or fail to take possession thereof as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of
Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in
Article 28, provided, however, if any non-monetary default is not subject to cure within the allotted time period and Tenant is diligently pursuing the cure of such default, then Tenant shall have such time (not to exceed forty-five
(45) days) as is reasonably necessary to cure such default.

             (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease
Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare due and payable immediately an amount determined as follows: (x) the entire amount of Rent and other charges and assessments which would have become due and payable during the remainder of the Lease Term (including, without limitation, increases in Rent pursuant to Article 7 hereof), discounted to present value by using a discount factor of eight percent (8%) per annum, plus (y) all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Demised Premises and all costs relating to such reletting, including broker's commissions and lease assumptions) reasonably incurred in connection with or related to the reletting of the Demised Premises, minus (z) the market rental value of the Demised Premises for the remainder of the Lease Term, based on Landlord's reasonable determination of both future rental value and the probability of reletting the Demised Premises for all or part of the remaining Term, discounted to present value by using a discount factor of eight percent (8%) per annum. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's exact damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). For purposes of determining what could be collected by Landlord by re-letting under this subsection, Landlord is not required to relet when other comparable space in the Building is available. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Lease Term from the date of the termination of this Lease.

             (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason or any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

         20. WAIVER OF BREACH. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

         21. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting
the foregoing prohibition, in no event shall Tenant assign this Lease   or any
interest herein whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. The consent of Landlord to any proposed assignment or sublease may be withheld by Landlord in its sole and absolute discretion. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease. Upon Landlord's receipt of a request by Tenant to assign this Lease or any interest herein or in the Demised Premises or to transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant, Landlord shall have the right, at Landlord's option, to exercise in writing any of the following options: (a) To terminate this Lease as to the portion of the Demised Premises proposed to be assigned or sublet; (b) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Article 21; or (c) to refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise.

         22. DESTRUCTION.

             (a) If the Demises Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

             (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty
(180) days after the date of the commencement of repair of the casualty, or
(ii) damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or (iv) if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty
(60) days after the day of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the commencement of repair of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

             (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit "D" hereto or with the proceed of the Tenant Improvement Allowance. If the cost of performing such repairs exceeds the accrual proceeds of insurance paid or payable to Landlord on account of such casualty, or it Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

             (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

         23. LANDLORD'S LIEN. Landlord shall at all times have a valid first lien upon all of the personal property of Tenant situated in the Demised Premises to secure payment of Rent and other sums and charges due hereunder from Tenant to Landlord and to secure the performance by Tenant of each and all of the covenants, warranties, agreements and conditions hereof. Said personal property shall not be removed from the Demised Premises without the consent of Landlord until all arrearage in Rent and other charges as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, conditions, agreements and provisions hereof have been fully performed by Tenant. Tenant shall from time to time execute any financing statements and other instruments necessary to perfect the security interest granted herein. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia.

         24. SERVICES BY LANDLORD. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by this reference made a part hereof.

         25. ATTORNEYS' FEES AND HOMESTEAD. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorneys' fees. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

         26. TIME. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

         27. SUBORDINATION AND ATTORNMENT.

             (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage.

             (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

             (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination or any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of this Demised Premises or Building subject to this Lease.

         28. ESTOPPEL CERTIFICATES. Within ten (10) days after request thereto by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there base been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant, and stating the date to which Rent and other charges have been paid. Such certificate shall also induce such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

         29. NO ESTATE. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided

         30. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

         31. HOLDING OVER. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be double the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

         32. SURRENDER OF PREMISES. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

         33. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

         34. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Demised Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

     35. EMINENT DOMAIN.

             (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

             (b) If this Lease is terminated under the provisions of this
Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

             (c) If there is a partial taking of the Project and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Upon any such partial taking, Landlord shall have the right to reduce the figure described in Article 8(b)(y) hereof by an amount equal to the product of (x) the amount of tax savings arising from such partial taking, as determined by Landlord in its sole but reasonable discretion, divided by the number of square feet of Rentable Floor Area of the Building, multiplied by (y) the number of square feet of Rentable Floor Area of the Demised Premises.

             (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance); provided, however, that no such claim shall diminish or adversely affect Landlord's award.

             (e) Notwithstanding anything to the contrary contained in this
Article 35, if, during the Lease Term, the use or occupancy of any part of the Project or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

         36. PARTIES. The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

         37. LIABILITY OF TENANT. Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonably attorneys' fees, imposed on Landlord by any person whomsoever, caused in whole or in part by any act or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants, assignees, representatives or invitees, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Article 37 shall survive any termination of this Lease.

         38. RELOCATION OF THE PREMISES.

             (a) In the event the Demised Premises leased to Tenant contain less than one-half (1/2) of the total square feet of Rentable Floor Area on the floor on which the Demised Premises are located, Landlord reserves the right at any time or from time to time, at its option and upon giving not less than thirty (30) days' prior written notice to Tenant, to transfer and remove Tenant from the Demised Premises herein specified to any other available rooms and offices of substantially equal size and area in the Building (or other building in the development of which the Building is a part) and at an equivalent Base Rental, provided that, if the size of the relocated space is larger than the Demised Premises by more than ten (10%) percent, the Base Rental shall not increase by more than ten (10%) percent. Landlord shall bear the expense of said removal together with the reasonable expense of replacement business cards and stationery and the expense of any renovation or alterations to said substituted space necessary to make the same substantially conform in arrangement, layout and level of tenant improvements (not to exceed $50.00 per rentable square foot of the substituted space, reduced pro rata on a straight-time basis relative to the remaining portion of the Term) to the original space described in this Lease. If the substituted space is unacceptable to Tenant. Tenant may (within five (5) days of Landlord's notice of relocation) terminate this Lease for the remainder of the Term, in which event neither Landlord nor Tenant shall have any further obligations hereunder. If Landlord exercises such option, then the substituted space shall for all purposes hereof be deemed to be and to constitute the Demised Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease including but not limited to the same Base Rental Rate per square foot of Rentable Floor Area shall continue in full force and effect and shall apply to the substituted space. Tenant agrees to vacate the Demised Premises herein specified and relocate to said substituted space promptly after the substituted space is ready for Tenant's occupancy as provided herein, and Tenant's failure to do so shall constitute an event of default by Tenant under this Lease.

             (b) In the event the Demised Premises leased to Tenant contain less than one-half (1/2) of the total square feet of Rentable Floor Area on the floor on which the Demised Premises are located, Landlord shall have the right to terminate this Lease effective at any time during the final twelve (12) months of the Lease Term upon giving written notice of such election to Tenant at least ninety (90) days prior to the effective date of such termination. In the event Landlord shall exercise such option to terminate this Lease, Landlord shall bear the cost of moving Tenant's furniture, files and other personal property from the Demised Premises to other office space in the Metropolitan Atlanta, Georgia area selected by Tenant, and in addition, the Base Rental for the last month of Tenant's occupancy of the Demised Premises shall be waived.

         39. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively, "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

         40. LANDLORD'S LIABILITY. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         41. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quite and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

         42. SECURITY DEPOSITS.

             (a) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant shall deposit with Landlord the sum set forth in Article 1(m)(i) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be applied by Landlord, without interest, to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

             (b) As additional security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of the Lease on the part of Tenant to be performed, Tenant shall deposit with COMPASS Management and Leasing, Inc., as agent for Landlord, the sum set forth in Article 1(m)(ii) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be returned to Tenant, without interest, within twenty (20) days after the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right to apply all or any part of said deposit toward the cure of any default of Tenant. If all or any part of said security deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said security deposit to the balance on deposit with Landlord prior to said application.

             (c) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposits to the purchaser or lessor, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposits. Tenant shall look solely to the new owner or lessor for the return of said security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the security deposits shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

             (d) Neither Landlord nor its agents shall be required to keep the security deposits separate from their general accounts, it being agreed that the security deposits may be commingled with other funds of Landlord or of its agents. It is further agreed and acknowledged by Tenant that Landlord or its agents shall have the right to deposit the security deposits in an interest-bearing account, and all interest accrued on the security deposits shall belong to Landlord and will be retained by Landlord as its property.

         43. HAZARDOUS SUBSTANCES. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

         44. SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit "F".

         45. SEVERABILITY. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

         46. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

         47. HEADINGS. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

         48. BROKER. Broker(s) [as defined in Article 1(n)] is (are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that [except with respect to any Broker(s) identified in
Article 1(n) hereinabove, which has (have) acted as agent for Tenant (and not for Landlord) in this transaction] no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that [except with respect to any Broker(s) identified in Article 1(n) hereinabove] no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder [other than the Broker(s) identified in Article 1(n) hereinabove] claiming to have dealt with Tenant, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that COMPASS Management and Leasing, Inc., a subsidiary of Equitable Real Estate Investment Management, Inc., has acted as agent for Landlord in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. COMPASS Management and Leasing, Inc. has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than COMPASS Management and Leasing, Inc. in connection with this Lease, and, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have represented Landlord.


         49. GOVERNING LAW. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

         50. AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

         51. JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

         52. SPECIAL STIPULATIONS. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth (if none, so state). To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit to this Lease, the special stipulations shall control.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                                   "LANDLORD":

                                   KNICKERBOCKER MONARCH ASSOCIATES, L.P.








                                   By: Knickerbocker Properties, Inc., XVIII,
                                         its general partner

Date executed by Landlord          By:
                                      ------------------------------------------
-------------------------          Title:
                                         ---------------------------------------
                                                     [CORPORATE SEAL]

                                   "TENANT":

                                   DELTA AIR LINES, INC., a  Delware corporation

Date executed by Tenant            By: /s/
  7-3-97                              ------------------------------------------
-------------------------          Title: Vice President Properties, Facilities
                                         --------------------------------------
-                                          -Environments
                                         --------------------------------------
                                   Attest: /s/ Robert S. Harkey
                                          --------------------------------------
                                   Title: Senior Vice President-General Counsel
                                         --------------------------------------
                                            & Secretary
                                         --------------------------------------
                                                     [CORPORATE SEAL]

                              RULES AND REGULATIONS

1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverages shall be sold in said Building or Demised Premises without the prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only one (1) key for the Demised Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenants shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. No deliveries shall be made in passenger elevators. Tenants shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building. No hand trucks shall be permitted in any passenger elevator. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

8. No furniture, fixtures, equipment or other personal property may be placed in or on the common areas of the Building, including without limitation any balconies or patios adjacent to the Demised Premises, without the prior written consent of Landlord. In responding to any such request, Landlord may also specify (as a condition of any approval) the specific types of personal property which are acceptable and the required method(s) of securing such personal property in order to prevent injury or damage to persons or property.

9. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building.

10. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

11. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by

                             Rules and Regulations
agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by Landlord may furnished ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

12. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, not permit any noisome, noxious, noisy or offensive business.

13. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of landlord only, and no outside wiring persons shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

14. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

15. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

16. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

17. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge will be made therefor.

18. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and close the blinds (at not less than a 45(degree) angle) or drapes when the sun's rays are directly in windows of the Demised Premises. Tenant shall not remove the standard blinds installed in the Demised Premises. Tenant shall not place items on window sills in the Demised Premises.

19. Smoking is prohibited in the main building lobby, public corridors, elevator lobbies, service elevator vestibules, stairwells, restrooms and other common areas within the Building.

20. The employees, licensees and guests of Tenant shall wear appropriate attire at all times in or about the Demised Premises and the Building. This shall not prevent Tenant from having "casual days," but any such casual dress shall be appropriate for an office environment and shall not disrupt the decorum and professional atmosphere of the Building.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

22. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

23. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

24. Landlord reserves the right to require Tenant to temporarily evacuate the Demised Premises and the Project, or temporarily restrict Tenant's access thereto, if Landlord, in its sole discretion, deems such action necessary to protect or otherwise safeguard the health or safety of Tenant, any other Building tenant, or any other Building occupant from any threat or perceived threat of any kind made upon the Building, the Project or any tenant of Landlord. Any such action taken by Landlord shall not be deemed an actual or constructive eviction of Tenant, a breach of the covenant of quiet enjoyment or an interruption of Tenant's business, and Tenant not shall be entitled to any abatement of rent, loss or profits or damages for any injury or inconvenience occasioned thereby.


                              Rules and Regulations
                                   Page 2 of 2

                                   EXHIBIT "A"

                               LEGAL DESCRIPTION

                                  MONARCH TOWER


     All that tract or parcel of land lying and being in Land Lot 45 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

     To locate the point of beginning commence at a point on the northwest line of the right of way of Peachtree Road 755.5 feet northeasterly, as measured along the northwesterly line of the right of way of Peachtree Road from the corner formed by the intersection of the northwesterly line of the right of way Peachtree Road with the northeasterly line of the right of way of Stratford Road, run thence north 30 decrees 0.3 minutes 00 seconds west 300.11 feet to an iron pin; run thence north 23 degrees 57 minutes 46 seconds west 386.11 feet to a point marked by an iron pin being the POINT OF BEGINNING; from said POINT OF BEGINNING run thence south 66 degrees 00 minutes 55 seconds west 70.00 feet to a reinforcing bar set; thence north 23 degrees 57 minutes 46 seconds west 385.62 feet to a reinforcing bar set; thence along an arc with a curve to the left an arc distance of 154.87 feet to a point located on the right-of-way line of Lenox Road (formerly the Buckhead Loop), said are being subtended by a chord bearing north 39 degrees 58 minutes 33 seconds east a distance of
     154.29 feet; thence along the southwesterly, southerly and southeasterly right-of-way line of Lenox Road the following courses and distances: along an arc of a curve to the left an arc distance of 89.02 feet to a point, said arc being subtended by a chord bearing north 26 degrees 26 minutes 08 seconds east 88.91 feet in length; north 62 degrees 37 minutes 39 seconds east 33.42 feet to a point; along an arc with a curve to the right an arc distance of 289.42 feet to a point, said arc being subtended by a chord bearing south 62 degrees 15 minutes 19 seconds east 288.12 feet in length; along an arc of a curve to the right an arc distance of 72.55 feet, said arc being subtended by a chord bearing south 50 degrees 27 minutes 50 seconds east 72.53 feet in length; south 48 degrees 06 minutes 00 seconds east 76.95 feet to a point; thence leaving said right-of-way line and running south 41 degrees 53 minutes 43 seconds west 5.00 feet to a point; thence south 48 degrees 05 minutes 58 seconds east 38.78 feet to a point; thence south 18 degrees 04 minutes 43 seconds east 49.69 feet to a point; thence south 63 degrees 49 minutes 17 seconds west 1.60 feet to a point; thence south 24 degrees 04 minutes 05 seconds east 49.00 feet to a point; thence north 65 degrees 56 minutes 42 seconds east 1.51 feet to a point; thence south 69 degrees 43 minutes 22 seconds east 28.95 feet to a point; thence south 87 degrees 14 minutes 54 seconds west 17.51 feet to a point; thence south 66 degrees 00 minutes 55 seconds west 423.68 to the Point of Beginning, as depicted upon composite survey prepared for The Equitable Life Assurance Society of the United States, Laing Dunwoody, Inc. and Chicago Title Insurance Company prepared by W.L. Jordan & Co., Inc. dated March 15, 1995.

                                   EXHIBIT "B"

                                  [FLOOR PLAN]




Picture of the MONARCH TOWER 17th FLOOR PLAN

                                   EXHIBIT "C"

                               SUPPLEMENTAL NOTICE


     RE:   Lease dated as of _______________________________, 19______, by and
           between KNICKERBOCKER MONARCH ASSOCIATES, L.P., as Landlord, and _________________________________________, as Tenant.

Dear Sirs:

     Pursuant to Article 3 of the captioned Lease, please be advised as follows:

         1. The Rental Commencement Date is the ___________________ day of _____________________, 19_____, and the expiration date of the
              Lease Term is the ________ day of ________, _____, subject however to the terms and provisions of the Lease.

         2. The Rentable Floor Area of the Demised Premises is _____________ square feet.

         3. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                      "LANDLORD":

                                      KNICKERBOCKER MONARCH ASSOCIATES, L.P.

                                      By:
                                         ---------------------------------------

                                           Title:
                                                 -------------------------------

                                                      [FIRST GENERATIONI SPACE]


                                   EXHIBIT "D"

                             LANDLORD'S CONSTRUCTION


1. Landlord and Tenant, at Tenant's sole cost and expense, shall cause to be prepared by Landlord's architect and/or designer the following:

     (a) Based upon Tenant's requirements, one (1) schematic partition layout to scale sufficient to detail for Tenant's approval of the location of partitions.

     (b)  One (1) modification of the schematic partition plan noted above.

2. Landlord and Tenant, at Tenant's sole cost and expense, shall cause to be prepared by Landlord's architect and/or designer and/or engineer the following:

     (a) Any additional modification requested by Tenant to the schematic partition plan described in Paragraph 1 above.

     (b) At Tenant's option, a preliminary pricing drawing in sufficient detail to obtain competitive bids for the work to be done by Landlord's contractor under Paragraph 4 hereof.

     (c) Complete, finished, detailed construction documents and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done by Landlord's contractor under Paragraphs 3 and 4 hereof, which shall be prepared by Landlord's architect and/or designer.

     (d) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other engineering plans for the work to be done by Landlord's contractor under Paragraph 4 hereof, which shall be prepared by Landlord's architect and/or designer and/or engineer.

     (e) Any subsequent modifications to the construction documents and specifications requested by Tenant.

          All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause said plans and specifications to be delivered to Landlord by _____________ (a) approved by Tenant and Tenant's architect (if applicable) and (b) in a form acceptable for issuance of a building permit and sufficient to be released for construction. Any delay by Tenant in delivering the plans and specifications as required by the previous sentence shall cause a delay in the completion of Landlord's construction. Upon approval by Landlord, Landlord will cause said plans to be filed, if necessary, at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building permit, alteration or other form) as Landlord may direct. The Demised Premises shall be deemed "ready for occupancy" [as that term is used in Article 1(k) of the Lease] when Landlord's construction, as provided in Paragraphs 3 and 4 hereof, is substantially completed and when a certificate of occupancy is issued with respect to the Demised Premises. In the event of any dispute as to when Landlord's construction has been substantially completed as aforesaid, the determination of Landlord's architect and/or designer shall be final and binding upon the parties.

3. Landlord agrees, at it sole expense and without charge to Tenant, to supply and install (except where indicated to the contrary) the following work in the Demised Premises in accordance with Landlord's standard specifications (the following describes the scope of the "building standard" work):

     (a) Air Conditioning. An air conditioning system, including diffusers and returns, capable of maintaining 74(degree) F when outside temperature is 92(degree) F and 70(degree) F when outside temperature is 14(degree) F. Air conditioning design basis is 7 watts per rentable square foot of total electrical design consumption for both low (120/208 volts) and high voltage (277/480 volts) electrical power, based upon an occupancy rate of not more than one (1) person per 100 rentable square feet and venetian blinds drawn with slats tilted against the sun at not less than 45(degree) from horizontal. Landlord will provide a partially completed air conditioning system to include the supply ductwork in place for all zones, one(1) calibrated thermostat and/or sensor (uninstalled), air distribution ductwork in place on the downstream side of the mixing boxes, and stacked on the floor (for Tenant's installation) spin-ins, flex, interior supply diffusers and return air grills with slot diffusers installed at the perimeter for each zone.

     (b) Electrical. An electrical capacity of 3.5 watts per square foot of rentable area for low voltage electrical consumption (120/208 volts) and 3.5 watts per square foot of rentable area for high voltage lighting and HVAC (277/480 volts) will be provided at a location on each floor. Landlord will provide (but not install) up to one (1) two foot x four foot fluorescent lighting fixture per one hundred (100) usable square feet of the Demised Premises.

     (c) Sprinkler System. A complete sprinkler system at a rate of not more than one (1) sprinkler head per 225 square feet of usable area installed in accordance with Landlord's standard grid pattern.

     (d) Ceiling System. A two foot x two foot suspended ceiling system with uninstalled acoustical ceiling tiles stacked on floor.

     (e) Venetian Blinds. Venetian blinds on all exterior windows in accordance with Landlord's standard specifications.

     (f) Building Directory. Incorporation of Tenant's name into the main building directory at First (1st) Floor and Concourse levels.


                                   Exhibit "D"
                                   Page 1 of 3

     (g) Loading of Structure. Live loads typical at floors: 100 psf (includes allowance for partitions).

4. Landlord agrees, at Tenant's sole cost and expense and in conformance with construction documents and specifications approved by Landlord, to provide and install the following material, equipment and work:

     (a) Air Conditioning. Any modifications to or deviations from building standard air conditioning system including, but not limited to, capacity beyond design standards, provisions for supplying air conditioning beyond Building Operating Hours as stated in this Lease and/or providing non-standard equipment such as acoustical lined ductwork, dampers, special diffusers and returns, direct equipment connection or special thermostats/sensors. Tenant shall pay for the installation of the thermostats, spin-ins, flex, interior supply diffusers and return air grilles supplied by Landlord.

     (b)  Electrical.

          (1) Electrical distribution system on each floor from the electrical panel location on each floor.

          (2)  All light switches.

          (3)  All electrical receptacles.

          (4)  All telephone and data communication outlets (roughed-in).

          (5) All light fixtures and related circuitry, panel boards in excess of those supplied by Landlord per paragraph 3 above.

          (6) All wiring of emergency light fixtures and furnishing and installation of all extra exit signs.

     (c) Ceiling System. Tenant's ceiling construction (in excess of that supplied by Landlord per paragraph 3 above) and installation of acoustical ceiling tile.

     (d) Sprinkler System. Any modification to or deviation from the building standard sprinkler system including relocation of or additions to the number of sprinkler heads provided or the provision of a non-standard sprinkler head.

     (e) Plumbing. All plumbing work for facilities such as toilets and lavatory in the Demised Premises.

     (f) Partitions. All partition types including finish, the tenant side of the main corridor walls which are within the Demised Premises.

     (g)  Doors. All doors and frames.

     (h)  Hardware. All hardware.

     (i)  Floors. All floor finish including base.

     (j) Special Construction. Any special construction as shown on the construction documents and specifications approved by Landlord (including but not limited to design, engineering, fabrication and installation of custom millwork, computer rooms, equipment rooms, special use rooms, security systems, data and voice cabling, etc.).

     (k) Signage. Tenant's identification sign conforming to Landlord's standards, at entrances to Demised Premises.

     (l) Fire Alarm System. All fire alarm devices, including speakers and strobes, required within the Demised Premises by applicable building code.

     (m)  Fire Extinguisher Cabinets. At locations not exceeding 75 feet apart.

5. Prior to commencing any work, Landlord or Landlord's contractor will submit to Tenant written estimates of the cost of the work described in Paragraphs 2 and 4 hereof. If Tenant shall fail to approve any such estimate within five (5) business days, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon.

6. Tenant agrees to pay Landlord promptly upon being billed therefor the cost of the work described in Paragraphs 2 and 4 hereof, less the amount of the Tenant Improvement Allowance, if any, stated in Article 1(1) of the Lease. Tenant agrees that the same shall be collectible as additional rent and in default of payment thereof Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Base Rental. Tenant further agrees to pay to a construction manager designated by Landlord, a fee for construction management in an amount equal to five percent (5%) of the first $500,000.00, plus four percent (4%) of the amount in excess of $500,000.00 but less than $1,500,000.00, plus three percent (3%) of the amount in excess of $1,500,000.00 of the cost of the work described in Paragraphs 1.2 and 4 hereof. The construction management fee shall be paid on a monthly basis during the course of performing such duties in the same portion as the percentage of work completed to date. The failure to pay such fee promptly after being billed therefor shall constitute a default under this Lease.

7. If (a) Tenant shall fail to furnish approved plans and specifications in accordance with Paragraph 2 hereof, or (b) Landlord shall be delayed in substantially completing Landlord's construction as a result of (i) Tenant's request for materials, finishes or installations other than Landlord's standard; or (ii) Tenant's changes in said plans; or (iii) the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation, Tenant agrees to pay to Landlord, in addition to any sum due under Paragraph 6 above, a sum equal to any additional cost to Landlord in completing Landlord's construction resulting from any of the foregoing failures, acts

                                   Exhibit "D"
     or omissions by Tenant. Any such sums shall be in addition to any sums payable pursuant to Paragraph 2 and 4 hereof and may be collected by Landlord as additional rent from time to time, upon demand, and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Base Rental.

8. As provided for in Paragraph 3, the Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises.

9. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgement of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgement, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.


                                   Exhibit "D"
                                   Page 3 of 3

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES

          Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

          (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

          (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in Paragraph 3(a) of Exhibit "D" attached hereto, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

          (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

          (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

          (e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

          (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.5 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 3.5 watts per square foot of rentable area (each such rated electrical design loan to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

              Should Tenant's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Loan, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

              The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

              If any of Tenant's electrical equipment requires conditioned air in excess of building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, meeting, operating and maintenance costs relating thereto.

              If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during the hours other than Building Operating Hours.

          (g) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

          (h) Non-exclusive multiple cab passenger service to the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

          To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant

                                  Exhibit "E"
                                  Page 1 of 2
or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

          The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.


                                   Exhibit "E"
                                   Page 2 of 2

                                   EXHIBIT "F"

                                    GUARANTY



                             (INTENTIONALLY DELETED)

                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS


          1. AMERICANS WITH DISABILITIES ACT.

             If and to the extent Landlord is required to comply with the provisions of Title III of the Americans With Disabilities Act (the "ADA") with respect to the common areas of the Project, Landlord agrees that it will use reasonable efforts to comply in every material respect with the applicable provisions of the ADA concerning the common areas of the Project: provided, however, Landlord shall not be required to comply with the provisions of the ADA if and to the extent the requirement of compliance therewith arises from or extends to (a) the use or occupancy of the Project, or any portion thereof, by any lessee, tenant, sublessee, subtenant, licensee or occupant (including Tenant), or (b) any alteration, improvement, addition, remodeling or renovation made, or proposed to be made, to any space in the Project leased or available for lease (including the Demised Premises). All costs, expenses and disbursements of every kind and nature in connection with the Landlord's obligations under this Section shall be included in Operating Expenses. Tenant hereby agrees that Tenant's sole remedy against Landlord for any claim that Landlord has breached its obligations under this Section shall be a suit for specific performance and Tenant hereby waives any claim against Landlord for damages, whether actual, consequential or otherwise.

         2. PARKING.

            For use by Tenant's officers, employees, agents, and invitees, Landlord shall provide in the parking garage which is located on the Land one
(1) unassigned, non-exclusive parking space and one (1) reserved parking space. The cost of such parking will be at the normal monthly rates established from time to time by Landlord, which rate is currently Fifty-Five and No/100 Dollars ($55.00) per month per space for unassigned parking spaces and Seventy-Five and No/100 Dollars ($75.00) per month per space for reserved parking spaces.

         3. LANDLORD'S CONSENT TO ASSIGNMENT AND SUBLETTING REQUESTS.

            (a) Notwithstanding anything contained in Article 21 to the contrary, provided (a) Tenant is not in default hereunder, and (b) Tenant's request to assign or sublease does not occur during the last twenty-five (25%) percent of the Lease Term and relate to more than twenty (20%) percent of the rentable square feet of the Demised Premises, Landlord shall not unreasonably withhold its consent to Tenant's request to assign this Lease or to sublease the Demised Premises. In determining the reasonableness of Landlord's approval of or failure to consent to Tenant's assignment of this Lease or the subleasing of the Demised Premises. Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including without limitation, the following:

                  (i) the business reputation of the proposed assignee or subtenant and its partners, officers, directors, and stockholders;

                  (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant;

                  (iii) the financial condition of the proposed assignee or subtenant;

                  (iv) the effect that the proposed assignee or subtenant would have on the operations and maintenance of the Building and Landlord's investment therein;

                  (v) whether or not the proposed assignee or subtenant is reputable and of a kind customarily found in a "Class A" office building;

                  (vi) whether or not the proposed assignee or subtenant is presently a tenant (or subsidiary, affiliate or parent of a tenant) in the Building;

                  (vii) restrictions, if any, contained in other leases or agreements affecting the Building;

                  (viii) the extent to which the proposed subtenant or assignee and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder, including the payment of rent;

                  (ix) restrictions, if any, imposed by the holder of any mortgage encumbering the Building or any portion thereof; and

                  (x) whether or not the proposed assignee or subtenant is willing to agree in the assignment of lease agreement or sublease agreement, as the case may be, to comply at its expense, with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities, then in force and which may thereafter be in force, which impose any duty on Landlord or the assignee or subtenant, as the case may be, with respect to the use, occupancy or alteration of the Demised Premises or any portion thereof.

             (b) Notwithstanding anything contained in Article 21 to the contrary, provided Tenant is not in default hereunder, Tenant shall have the right, upon at least ten (10) days' prior written notice to Landlord and the delivery of the executed copy of the proposed assignment agreement or sublease as provided below, to assign this Lease or to sublet all or any portion of the Demised Premises to an Affiliate (as hereinafter defined) having a net worth and credit rating which is equal to or greater than the net worth and credit rating of Tenant on the date of execution hereof (or, if then greater, on the date such approval is requested); provided, however, no such assignment or subletting shall relieve Tenant of its obligations to Landlord hereunder. The term


                                   Exhibit "G"
                                   Page 1 of 2

"Affiliate" shall mean any parent corporation or any subsidiary which controls or is controlled by Tenant, or any corporation in which or with which Tenant is merged or consolidated provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation. The term "control" shall mean ownership of not less than fifty-one percent of the voting rights attributable to the shares of the controlled corporation. Contemporaneously with any such notice to Landlord, Tenant shall deliver a counterpart executed copy of such assignment agreement or sublease, as the case may be. Any such assignment or sublease agreement shall provide, inter alia, that it is subject to all of the terms and provisions of this Lease and that the Lease may not be further assigned without the prior written consent of Landlord, and any such sublease shall specify that such sublease shall not be assigned or the Demised Premises further sublet, without the prior written consent of Landlord. In addition, no such subletting shall be for a term which shall extend beyond one (1) day prior to the expiration of this Lease.

             (c) Tenant hereby agrees that Tenant's sole remedy against Landlord for any claim that Landlord has acted unreasonably in withholding its consent to Tenant's request to assign this Lease or sublet the Demised Premises shall be a suit for specific performance and Tenant hereby waives any claim against Landlord for damages, whether actual or consequential or otherwise.



                                   Exhibit "G"
                                   Page 2 of 2

                                  SCHEDULE 3G

                                 OTHER BENEFITS


1. Continued membership in Delta Employees' Credit Union on same terms and conditions as other retirees.

2. Continued opportunity to purchase certain additional group insurance, including dependent life, group life insurance and group accident insurance on same terms and conditions as other retirees.

3. Continued participation in the Directors' Charitable Award Program, as the program exists from time to time.

4. Payment of unused earned and accrued vacation pay through July 31, 1997.